Westmark Group Holdings, Inc.
Exhibit 11 -  Computation of Loss per Share
December 31, 1996 and 1995

                                                        1996           1995
                                                     -----------    -----------
PRIMARY LOSS PER SHARE

Weighted average shares outstanding
 all common shares ...............................       2271852        1082371
Common share equivalents net
additional shares for:
 Options and warrants ............................         98381              0
  Preferred E shares .............................       1290107              0
                                                     -----------    -----------
 Share basis - primary eps .......................       3660340        1082371
                                                     ===========    ===========
PRIMARY LOSS PER SHARE

Loss from continuing operations ..................         (1.06)         (6.75)
Extraordinary items ..............................          0.02           0.25
                                                     -----------    -----------
Net loss per share ...............................         (1.04)         (6.50)
                                                     ===========    ===========
FULLY DILUTED ADJUSTMENTS

Weighted average shares outstanding
 all common shares and cse's .....................       3660340        1082371
Net additional shares for convertible
 debt ............................................       2597000           --
Net additional shares for convertible
 preferred .......................................       1572200           --
                                                     -----------    -----------
                                                         7829540        1082371
                                                     ===========    ===========
F.D. ADJUSTMENTS TO INCOME:
 Interest on convertible debt ....................        132700              0
                                                     ===========    ===========
FULLY DILUTED LOSS PER SHARE
Loss from continuing operations ..................         (0.48)         (6.75)
Extraordinary items ..............................          0.01           0.25
                                                     -----------    -----------
Net loss per share ...............................         (0.47)         (6.50)
                                                     ===========    ===========